UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2022

InnovaQor, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-33191	84-0436055
(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 421-1900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 16, 2022, Epizon Limited, the holder of 1,000 shares of Series A-1 Supermajority Voting Preferred Stock of InnovaQor, Inc., a Nevada corporation (the “Company”), which votes with the common stock, par value $0.0001 per share (the “Common Stock”), representing 51% of the total voting power of the Company’s voting securities, approved by written consent in lieu of a special meeting of stockholders one proposal, which had been previously approved and recommended to be approved by the stockholders by the Board of Directors of the Company. As of November 16, 2022, the Company had 244,953,286 shares of Common Stock outstanding.

Proposal 1: To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 325,000,000 to 2,000,000,000 shares.

The stockholder approval of the above proposal will not be effective until 20 days after an information statement that has been filed with the Securities and Exchange Commission is mailed to the holders of the Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2022	INNOVAQOR, INC.

	By:	/s/ Sharon Hollis
Sharon Hollis
Chief Executive Officer
(principal executive officer)

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